Huntington, W. Va. – May 14, 2012

Energy Services of America Corporation Announces results for the three months and six months ended March  31, 2012.

 Energy Services of America (Amex: ESA) announced today that for  the quarter ended March 31, 2012, the Company experienced  a loss of ($3,915,513) compared to a loss of ($3,368,499) for the three months ended March 31, 2011.  For the  six months ended March 31, 2012, the company’s year to date loss totaled ($2,782,091) compared to a loss of ($3,423,052)  for the six months ended March 31, 2011.

Marshall T. Reynolds, Chairman, discussed  the performance for the quarter and six months.    “Due to the seasonal nature of our business and the difficulties of  winter weather, the first two quarters of our  fiscal year are normally challenging.     The current quarter’s results were adversely effected by one job for one of the subsidiary companies which showed a loss of  $4.7 million for the quarter.  Excluding this one loss, the company would have shown a much better performance for the quarter and  year to date.   We believe that the losses from this one job are isolated and do not reflect a trend.  Despite that loss our earnings are still $640,961 ahead of last year.  Our Backlog at March 31, 2012 was $114.1 million.  Also,  the volumes  of projects  coming up for bid ,that we are aware of,  continue to be strong.    While our success at winning  contracts always determines the revenue we ultimately will generate, with the increased volume of work available, we are very excited about our long term prospects. ”

Edsel R. Burns, President of ESA,  shared Mr. Reynolds’ thoughts.  “Demand for our services continues to be strong as evidenced by our backlog and projects coming up for bid.  However,  as noted by Mr. Reynolds, the one job that experienced a significant loss, severely hurt our quarter and  six months performance.  Now that we have recognized what we believe to be the total losses relating to that particular job,  we are continuing to focus on  our job performance and ongoing projects.   Further we continue to focus on improving   our operating  efficiencies  to enable us to maximize our performance for the anticipated continued strong demand  for our services.”  Key information at  March  31, 2012 and for the three and six  months ended  March 31, 2012 is as follows:

	Energy Services of America Corporation
	Key Financial Information

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
	2012	2011	2012	2011
Actual
Revenues	$37,109,654	$13,782,189	$86,660,091	$47,737,310
Net Income (loss)	(3,915,513)	(3,368,499)	(2,782,091)	(3,423,052)
Earnings (loss) Per Share-Basic	$(0.27.)	$(0.28)	$(0.19)	$(0.28)
Earnings (loss) Per Share-Diluted	$(0.27)	$(0.28)	$(0.19)	$(0.28)

Other information
Shares Outstanding	14,446,836
Total Assets	$106,278,841
Total Liabilities	$54,109,348
Total Equity	$52,169,493
Stated Book Value per Share	$3.61
Backlog at March 31 , 2012	$114,100,000

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.